                                   EXHIBIT 11
                                   ----------

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
      THIRTY-NINE WEEKS ENDED NOVEMBER 26, 1994 AND NOVEMBER 27, 1993
                  (In Thousands Except Per Share Amounts)

                                                             1994        1993
                                                             ----        ----
Earnings Per Common Share-Assuming No Dilution
- - ----------------------------------------------
  Earnings
    Income from continuing operations                      $ 88,032    $ 73,880
    Income from discontinued operations                           -       6,824
                                                           --------    --------
    Net Income                                             $ 88,032    $ 80,704
                                                           ========    ========
  Weighted average number of common shares outstanding       84,977      88,079
                                                           ========    ========
  Primary earnings per common share
    Continuing operations                                     $1.04        $.84
    Discontinued operations                                       -         .08
                                                              -----        ----
    Net Income                                                $1.04        $.92
                                                              =====        ====
Earnings Per Common Share-Assuming Full Dilution
- - ------------------------------------------------
  Earnings
    Income from continuing operations                      $ 88,032    $ 73,880
    Add after tax interest expense applicable to 6 3/4%
      convertible notes (a)                                   5,458       5,141
                                                           --------    --------
    Income from continuing operations as adjusted            93,490      79,021
    Income from discontinued operations                           -       6,824
                                                           --------    --------
    Net income as adjusted                                 $ 93,490    $ 85,845
                                                           ========    ========
  Shares
    Weighted average number of common shares outstanding     84,977      88,079
    Assuming conversion of 6 3/4% convertible notes (a)       6,395       6,397
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                    741         275
                                                           --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                            92,113      94,751
                                                           ========    ========
  Earnings per common share assuming full dilution
    Continuing operations                                     $1.01        $.84
    Discontinued operations                                       -         .07
                                                              -----        ----
    Net Income                                                $1.01(b)     $.91(b)
                                                              =====        ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.

                                   EXHIBIT 11
                                   ----------

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
       THIRTEEN WEEKS ENDED NOVEMBER 26, 1994 AND NOVEMBER 27, 1993
                  (In Thousands Except Per Share Amounts)

                                                             1994        1993
                                                             ----        ----
Earnings Per Common Share-Assuming No Dilution
- - ----------------------------------------------
  Earnings
    Income from continuing operations                      $ 26,928    $ 20,667
    Income from discontinued operations                           -       2,294
                                                           --------    --------
    Net Income                                             $ 26,928    $ 22,961
                                                           ========    ========
  Weighted average number of common shares outstanding       84,291      88,082
                                                           ========    ========
  Primary earnings per common share
    Continuing operations                                      $.32        $.23
    Discontinued operations                                       -         .03
                                                               ----        ----
    Net Income                                                 $.32        $.26
                                                               ====        ====
Earnings Per Common Share-Assuming Full Dilution
- - ------------------------------------------------
  Earnings
    Income from continuing operations                      $ 26,928    $ 20,667
    Add after tax interest expense applicable to 6 3/4%
      convertible notes (a)                                   1,879       1,771
                                                           --------    --------
    Income from continuing operations as adjusted            28,807      22,438
    Income from discontinued operations                           -       2,294
                                                           --------    --------
    Net income as adjusted                                 $ 28,807    $ 24,732
                                                           ========    ========
  Shares
    Weighted average number of common shares outstanding     84,291      88,082
    Assuming conversion of 6 3/4% convertible notes (a)       6,395       6,397
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                    741         275
                                                           --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                            91,427      94,754
                                                           ========    ========
  Earnings per common share assuming full dilution
    Continuing operations                                      $.32        $.24
    Discontinued operations                                       -         .02
                                                               ----        ----
    Net Income                                                 $.32(b)     $.26(b)
                                                               ====        ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.